EXHIBIT 4.1

WARRANT AGREEMENT

This Warrant Agreement (“Warrant Agreement”) is made as of February 9, 2023, by and between Bellevue Life Sciences Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company (the “Warrant Agent”).

WHEREAS, the Company is engaged in a public offering (the “Public Offering”) of 6,000,000 units (the “IPO Units”) of the Company (and up to 900,000 additional IPO Units if the underwriters’ over-allotment option is exercised in full), each IPO Unit consisting of one share of common stock, par value $0.0001 per share (the “Common Stock”), one warrant (“Public Warrants”), each Public Warrant entitling its holder to purchase one share of Common Stock (the “Public Warrant Shares”) at an exercise price of $11.50 per whole share, and one right to receive one-tenth (1/10) of one share of Common Stock (the “Public Rights”);

WHEREAS, simultaneous with the consummation of the Public Offering, the Company intends to sell up to 430,000 units (the “Placement Units”) of the Company on a private placement basis (the “Private Placement”), each Placement Unit consisting of one share of Common Stock, one warrant (the “Placement Warrants”), each Placement Warrant entitling its holder to purchase one share of Common Stock (the “Placement Warrant Shares”, and, together with the Public Warrant Shares, the “Warrant Shares”) at an exercise price of $11.50 per whole share, and one right to receive one-tenth (1/10) of one share of Common Stock (the “Placement Rights”, and, together with the Public Rights, the “Rights”);

WHEREAS, following consummation of the Public Offering and the Private Placement, the Company may issue additional warrants (“Post IPO Warrants” and collectively with the Public Warrants and Placement Warrants, the “Warrants”) in connection with, or following the consummation by the Company of, an initial business combination;

WHEREAS, the Company has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1, No. 333-264597 (“Registration Statement”), for the registration, under the Securities Act of 1933, as amended (the “Act”) of, among other securities, the Public Warrants;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form, terms and provisions of the Warrants, including the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the legally valid and binding obligations of the Company, and to authorize the execution and delivery of this Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.

Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Warrant Agreement.

2.	Warrants.

2.1

Form of Warrant. Each Warrant shall be: (a) issued in registered form only, (b) in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and (c) signed by, or bear the facsimile signature of, the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2

Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Warrant Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3	Registration.

2.3.1

Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”), for the registration of the original issuance and transfers of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

2.3.2

Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (“Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.4

Detachability of Public Warrants. Each of the Common Stock and the Public Warrants comprising the IPO Units will begin to trade separately on (i) the 90th day after the date of the prospectus filed pursuant to the Registration Statement, or (ii) such earlier date as Chardan Capital Markets LLC, as representative of the underwriters (the “Representative”), shall determine is acceptable (such date, the

“Detachment Date”). In no event will separate trading of the securities comprising the IPO Units commence until the Company (i) files a Current Report on Form 8-K with the SEC including audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Public Offering and (ii) issues a press release announcing when such separate trading will begin.

2.5

Placement Warrants. Each of the Common Stock and the Placement Warrants comprising the Placement Units will not be publicly traded, either as a Placement Unit or separately, absent a registration statement covering such securities filed under the Act. The Placement Warrants shall have the same terms and be in the same form as the Public Warrants except as specified herein.

2.6	Post IPO Warrants. The Post IPO Warrants, when and if issued, shall have the same terms and be in the same form as the Public Warrants except as may be agreed upon by the Company.

3.	Terms and Exercise of Warrants.

3.1

Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at $11.50 per whole share, subject to the adjustments provided in Section 4 hereof. The term “Warrant Price” as used in this Warrant Agreement refers to the price per whole share at which Common Stock may be purchased at the time such Warrant is exercised. The Company will not issue fractional shares.

3.2

Duration of Warrants. A Warrant may be exercised only during the period (“Exercise Period”) commencing on the date 30 days after the completion of the Company’s initial business combination, and terminating at 5:00 p.m., Eastern time, on the earlier to occur of (i) five years following the completion of the Company’s initial business combination, and (ii) the date fixed for redemption of the Warrants as provided in Section 6 of this Warrant Agreement (“Expiration Date”). Except with respect to the right to receive the Redemption Price (as set forth in Section 6 hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the Expiration Date. The Company may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that the Company will provide written notice of not less than 20 days to Registered Holders of such extension and that such extension shall be identical in duration among all of the then outstanding Warrants.

3.3	Exercise of Warrants.

3.3.1

Cash Exercise. Subject to the provisions of the Warrant and this Warrant Agreement, a Warrant, when countersigned by the Company, may be exercised by the Registered Holder thereof by surrendering it at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, currently being:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Compliance Department

with the subscription form, as set forth in the Warrant, duly executed, and by paying in full, in lawful money of the United States, by certified or bank cashier’s check payable to the order of the Warrant Agent, the Warrant Price for each whole Warrant Share as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Warrant Shares, and the issuance of the Warrant Shares (such exercise, a “Cash Exercise”).

3.3.2

Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Warrants may be exercised on a cashless basis at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2 hereof and prior to the Redemption Date; provided that the Company may require the Registered Holder to elect cashless exercise as set forth under this Section 3.3.2, and the Registered Holder must exercise the Warrants on a cashless basis if the Company so requires. In such a case, the Registered Holder must exercise the Warrants in whole or in part in lieu of making a cash payment for whole numbers of Warrant Shares, by providing notice to the Chief Financial Officer of the Company in a subscription form indicating the use of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X =	Y (A-B)/A

where:

X =	the number of Warrant Shares to be issued to the Holder.

Y =	the total number of Warrant Shares with respect to which the Warrant is being exercised.

A =

the Fair Market Value (as defined below) of one share of Common Stock on the trading day immediately preceding the date on which the Holder elects to exercise the Warrant by means of a “cashless exercise”.

B = the exercise price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant Agreement, “Fair Market Value” for one share of Common Stock (each a “Share” and collectively, the “Shares”) means the price determined by the first of the following clauses that applies: (a) if the Shares are then listed on a national securities exchange, the average reported last sale price of the Shares for the 10 trading days ending on the third trading day prior to the date of exercise, (b) if the Shares are quoted on the OTC Bulletin Board or the OTC Market, the average closing bid price on such market for the five most recently completed trading days, (c) if paragraphs (a) or (b) are not applicable, if an appraiser hired by the Company has provided a report on the fair market value of a Share within the 12-month period preceding the date on which Holder exercises the Warrant by means of a “cashless exercise,” the fair market value of a share of Shares as determined by such appraiser, or (d) if none of the foregoing is applicable, the price determined by the Board of Directors of the Company in good faith.

3.3.3

Fractional Shares. Notwithstanding any provision to the contrary contained in this Warrant Agreement, the Company shall not be required to issue any fraction of a Warrant Share in connection with the exercise of Warrants, and in any case where the Registered Holder would be entitled under the terms of the Warrants to receive a fraction of a Warrant Share upon the exercise of such Registered Holder’s Warrants, issue or cause to be issued only the largest whole number of Warrant Shares issuable on such exercise (and such fraction of a Warrant Share will be disregarded); provided, that if more than one Warrant certificate is presented for exercise at the same time by the same Registered Holder, the number of whole Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares issuable on exercise of all such Warrants.

3.3.4

Issuance of Certificates. No later than three (3) business days following the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price pursuant to Section 3.3.1 or cashless exercise pursuant to Section 3.3.2, the Company shall issue, or cause to be issued, to the Registered Holder of such Warrant a certificate or certificates representing (or at the option of the Registered Holder, deliver electronically through the facilities of the Depository Trust Corporation) the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and, if such Warrant shall not have been exercised or surrendered in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised or surrendered. Notwithstanding the foregoing, the Company shall not deliver, or cause to be delivered, any securities without applicable restrictive legend pursuant to the exercise of a Warrant unless (a) a registration statement under the Act with respect to the Shares issuable upon exercise of such Warrants is effective and a current prospectus relating to the Shares issuable upon exercise of the Warrants is available for delivery to the Registered Holder of the Warrant or (b) in the opinion of counsel to the Company, the exercise of the Warrants is exempt from the registration requirements of the Act and such securities are qualified for sale or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the Registered Holder resides. Warrants may not be exercised by, or securities issued to, any Registered Holder in any state in which such exercise or issuance would be unlawful. In addition, in no event will the Company be obligated to pay such Registered Holder any cash consideration upon exercise or otherwise “net cash settle” the Warrant.

3.3.5	Valid Issuance. All Shares issued upon the proper exercise or surrender of a Warrant in conformity with this Warrant Agreement shall be validly issued, fully paid and non-assessable.

3.3.6

Date of Issuance. Each person or entity in whose name any such certificate for Shares is issued shall, for all purposes, be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3.3.7

Maximum Percentage. A holder of a Warrant may notify the Company in writing in the event it elects to be subject to the provisions contained in this subsection 3.3.7; however, no holder of a Warrant shall be subject to this subsection 3.3.7 unless he, she or it makes such election. If the election is made by a holder, the Warrant Agent shall not effect the exercise of the holder’s Warrant, and such holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.9% (or such other amount as such person may specify) (the “Maximum Percentage”) of the Shares outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Shares beneficially owned by such person and its affiliates shall include the number of Shares issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude Shares that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred shares or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of the Warrant, in determining the number of outstanding Shares, the holder may rely on the number of outstanding Shares as reflected in (1) the Company’s most recent annual report on Form 10-K, quarterly report on Form 10-Q, current report on Form 8-K or other public filing with the SEC as the case may be, (2) a more recent public announcement by the Company, or (3) any other notice by the Company or the Warrant Agent setting forth the number of Shares outstanding. For any reason at any time, upon the written request of the holder of the Warrant, the Company shall, within two (2) business days, confirm orally and in writing to such holder the number of Shares then outstanding. In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the holder and its affiliates since the date as of which such number of outstanding Shares was reported. By written notice to the Company, the holder of a Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

4.	Adjustments.

4.1

Stock Dividends, Splits. If, after the date hereof, and subject to the provisions of Section 4.5 below, the number of outstanding Shares is increased or decreased by a stock dividend payable in Shares, or by a forward or reverse split of Shares, or other similar event, then, on the effective date of such stock dividend, split or similar event, the number of Shares issuable on exercise of each Warrant shall be increased or decreased in proportion to such increase or decrease in outstanding Shares. A rights offering to all holders of the Shares entitling holders to purchase Shares at a price less than the Fair Market Value shall be deemed a stock dividend of a number of Shares equal to the product of (i) the number of Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Shares) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the Fair Market Value. For purposes of this subsection 4.1, if the rights offering is for securities convertible into or exercisable for Shares, in determining the price payable for the Shares, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion.

4.2

Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 4.6, the number of outstanding Shares is decreased by a consolidation, combination or reclassification of Shares or other similar event (other than a change covered by Section 4.1), then, on the effective date of such consolidation, combination, reclassification or similar event, the number of Shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding Shares.

4.3

Extraordinary Dividends. If the Company, at any time while the Warrants (or rights to purchase the Warrants) are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of the Common Stock on account of such Common Stock (or other shares of the Company’s capital stock into which the Warrants are convertible), other than (a) as described in subsection 4.1 above, (b) Ordinary Cash Dividends (as defined below), (c) to satisfy the conversion rights of the holders of the Common Stock in connection with a proposed initial business combination, (d) as a result of the repurchase of Common Stock by the Company in connection with an initial business combination or as otherwise permitted by the Investment Management Trust Agreement between the Company and the Warrant Agent dated of even date herewith or (e) in connection with the Company’s liquidation and the distribution of its assets upon its failure to consummate a business combination (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and the fair market value (as determined by the Company’s Board of Directors, in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend. For purposes of this subsection 4.3, “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the Warrant Price or to the number of Shares issuable on exercise of each Warrant) does not exceed $0.50 (being 5% of the offering price of the Units in the Offering).

4.4	Adjustments in Exercise Price.

4.4.1

Whenever the number of Shares purchasable upon the exercise of the Warrants is adjusted, as provided in Sections 4.1 and 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such

Warrant Price, immediately prior to such adjustment, by a fraction, (a) the numerator of which shall be the number of Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (b) the denominator of which shall be the number of Shares so purchasable immediately thereafter.

4.4.2

If (x) the Company issues additional Shares or equity-linked securities for capital raising purposes in connection with the closing of the initial business combination at an issue price or effective issue price of less than $9.50 per share of Common Stock (with such issue price or effective issue price to be determined in good faith by the Board), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for funding the initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Common Stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial business combination (such price, the “Market Value”) is below $9.50 per share, the Warrant Price shall be adjusted (to the nearest cent) to be equal to 115% of the Market Value, and the last sales price of the Common Stock that triggers the Company’s right to redeem the Warrants pursuant to Section 6.1 below shall be adjusted (to the nearest cent) to be equal to 165% of the Market Value.

4.5

Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Shares (other than a change covered by Sections 4.1 or 4.2 hereof or one that solely affects the par value of such Shares), or, in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or, in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety, in connection with which the Company is dissolved, the Registered Holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Registered Holder would have received if such Registered Holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in Shares covered by Sections 4.1 or 4.2, then such adjustment shall be made pursuant to Sections 4.1, 4.2, 4.3 and this Section 4.4. The provisions of this Section 4.5 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

4.6

Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1 – 4.5 the Company shall give written notice to each Registered Holder, at the last address set forth for such Registered Holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.7

Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Warrant Agreement. However, the Company may, at any time, in its sole discretion, make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.8

Notice of Certain Transactions. In the event that the Company shall (a) offer to holders of all its Common Stock rights to subscribe for or to purchase any securities convertible into Shares or shares of stock of any class or any other securities, rights or options, (b) issue any rights, options or warrants entitling all the holders of Common Stock to subscribe for Shares, or (c) make a tender offer, redemption offer or exchange offer with respect to the Common Stock, the Company shall send to the Registered Holders a notice of such action or offer. Such notice shall be mailed to the Registered Holders at their addresses as they appear in the Warrant Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of Shares and other property, if any, issuable upon exercise of each Warrant and the Warrant Price after giving effect to any adjustment pursuant to this Section 4 which would be required as a result of such action. Such notice shall be given as promptly as practicable after the Company has taken any such action.

4.9

Other Events. In case any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (i) avoid an adverse impact on the Warrants and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the Warrants is necessary to effectuate the intent and purpose of this Section 4 and, if such firm determines that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of the Warrants in a manner that is consistent with any adjustment recommended in such opinion.

5.	Transfer and Exchange of Warrants.

5.1

Transfer of Warrants. Prior to the Detachment Date, the Public Warrants may be transferred or exchanged only together with any IPO Unit in which such Public Warrant is included, and only for the purpose of effecting, or in conjunction with, a transfer or exchange of such IPO Unit. Furthermore, each transfer of a IPO Unit on the register relating to such IPO Units shall operate also to transfer the Public Warrants included in such IPO Unit. From and after the Detachment Date, this Section 5.1 will have no further force and effect in respect of the Public Warrants. Absent registration under the Act of the Placement Units and/or the Shares and Placement Warrants composing the Placement Units, The Placement Warrants may be transferred or exchanged only together with any Placement Unit in which such Placement Warrant is included, and only for the purpose of effecting, or in conjunction with, a transfer or exchange of such Placement Unit. Furthermore, each transfer of a Placement Unit on the register relating to such Placement Units shall operate also to transfer the Placement Warrants included in such Placement Unit.

5.2

Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant into the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon the Company’s request.

5.3

Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and, thereupon, the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that, in the event a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and shall issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

5.4	Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a warrant.

5.5	Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.6

Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Warrant Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6.	Redemption.

6.1

Redemption. Subject to the second sentence of this Section 6.1, all (and not less than all) of the outstanding Warrants may be redeemed, in whole and not in part, at the option of the Company, at any time from and after the Warrants become exercisable, and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 6.2, at the price of $0.01 per Warrant (“Redemption Price”); provided that the last sales price of the Common Stock has been equal to or greater than $16.50 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events), for any twenty (20) trading days within a thirty (30) trading day period ending on the third business day prior to the date on which notice of redemption is given and provided further that there is a current registration statement in effect with respect to the Shares underlying the Warrants for each day in the aforementioned 30-day trading period and continuing each day thereafter until the Redemption Date (defined below). For avoidance of doubt, if and when the Warrants become redeemable by the Company under this Section, the Company may exercise its redemption right, even if it is unable to register or qualify the Warrant Shares for sale under all applicable state securities laws.

6.2

Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem all of the Warrants, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the date fixed for redemption to the Registered Holders of the Warrants to be redeemed at their last addresses as they shall appear on the Warrant Register. Any notice sent in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Registered Holder received such notice.

6.3

Exercise After Notice of Redemption. The Warrants may be exercised in accordance with Section 3 of this Warrant Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2 hereof and prior to the Redemption Date; provided that the Company may require the Registered Holder who desires to exercise the Warrant to elect cashless exercise as set forth under Section 3.3.2, and such Registered Holder must exercise the Warrants on a cashless basis if the Company so requires. On and after the Redemption Date, the Registered Holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

6.4

No Other Rights to Cash Payment. Except for a redemption in accordance with this Section 6, no Registered Holder of any Warrant shall be entitled to any cash payment whatsoever from the Company in connection with the ownership, exercise or surrender of any Warrant under this Warrant Agreement.

7.	Other Provisions Relating to Rights of Registered Holders of Warrants.

7.1

No Rights as Stockholder. A Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

7.2

Lost, Stolen Mutilated or Destroyed Warrants. If any Warrant is lost, stolen, mutilated or destroyed, the Company and the Warrant Agent may, on such terms as to indemnity or otherwise as they may in their discretion impose (which terms shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor and date as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

7.3

Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued Shares that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agreement.

7.4

Registration of Common Stock. The Company agrees that as soon as reasonably practicable, but in no event later than sixty (60) business days after the closing of a business combination, it shall use commercially reasonable best efforts to file with the SEC a registration statement for the registration under the Act of the Shares issuable upon exercise of the Warrants, and to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of this Agreement. In addition, the Company agrees to use commercially reasonable best efforts to register the Shares issuable upon exercise of the Warrants under state blue sky laws, to the extent an exemption is not available.

8.	Concerning the Warrant Agent and Other Matters.

8.1

Payment of Taxes. The Company will, from time to time, promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Shares upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

8.2	Resignation, Consolidation, or Merger of Warrant Agent.

8.2.1

Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint, in writing, a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the Registered Holder of the Warrant (who shall, with such notice, submit his, her or its Warrant for inspection by the Company), then the Registered Holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and be authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but, if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and, upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.

8.2.2

Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

8.2.3

Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Warrant Agreement without any further act on the part of the Company or the Warrant Agent.

8.3	Fees and Expenses of Warrant Agent.

8.3.1

Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

8.3.2

Further Assurances. The Company agrees to perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

8.4	Liability of Warrant Agent.

8.4.1

Reliance on Company Statement. Whenever, in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, Chief Financial Officer or Chairman of the Board of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Warrant Agreement.

8.4.2

Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and hold it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

8.4.3

Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Warrant Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it, by any act hereunder, be deemed to make any representation or warranty as to the authorization or reservation of any Shares to be issued pursuant to this Warrant Agreement or any Warrant or as to whether any Shares will when issued be valid and fully paid and non-assessable.

8.5

Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of the Company’s Common Stock through the exercise of Warrants.

8.6

Waiver. The Warrant Agent hereby waives any right of set-off or any other right, title, interest or claim of any kind (“Claim”) in or to any distribution of the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Warrant Agent as trustee thereunder) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

9.	Miscellaneous Provisions.

9.1

Successors. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2

Notices. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the Registered Holder of any Warrant to or on the Company shall be delivered by hand or sent by registered or certified mail, overnight courier service or email, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

Bellevue Life Sciences Acquisition Corp.

Attn: Chief Financial Officer

10900 NE 4th Street, Suite 2300

Bellevue, WA 98004

Telephone: (425) 635-7700

Email: group@bellevuecm.com

with a copy (which shall not constitute notice) to:

K&L Gates LLP

Attn: Gary J. Kocher

925 Fourth Avenue, Suite 2900

Seattle, WA 98104

Telephone: (206) 370-7809

Email: gary.kocher@klgates.com

Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Registered Holder of any Warrant or by the Company to or on the Warrant Agent shall be delivered by hand or sent by registered or certified mail, overnight courier service or email, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Email:

Any notice, sent pursuant to this Warrant Agreement shall be effective, if delivered by hand, upon receipt thereof by the party to whom it is addressed, if sent by overnight courier, on the next business day of the delivery to the courier, if sent by registered or certified mail on the third day after registration or certification thereof and if sent by email on the date of transmission provided that a non-electronic copy is sent by one of the other permissible methods of delivery.

9.3

Applicable Law. The validity, interpretation, and performance of this Warrant Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. The Company and the Warrant Agent hereby agree that any action, proceeding or claim against either of them arising out of or relating in any way to this Warrant Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Warrant Agent hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company or the Warrant Agent may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party receiving such service in any action, proceeding or claim.

9.4

Persons Having Rights under this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants and, for the purposes of Sections 9.2 hereof, the Representative and the underwriters, any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

9.5

Examination of the Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such Registered Holder to submit his, her or its Warrant for inspection.

9.6

Counterparts- Facsimile Signatures. This Warrant Agreement may be executed in any number of counterparts, and each of such counterparts shall, for all purposes, be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Facsimile signatures shall constitute original signatures for all purposes of this Warrant Agreement.

9.7	Effect of Headings. The section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof

9.8

Amendments. This Warrant Agreement and any Warrant certificate may be amended by the parties hereto by executing a supplemental warrant agreement (a “Supplemental Agreement”), without the consent of any of the Warrant Holders, for the purpose of (i) curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Warrant Agreement that is not inconsistent with the provisions of this Warrant Agreement or the Warrant certificates, (ii) evidencing the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company contained in this Warrant Agreement and the Warrants, (iii) evidencing and providing for the acceptance of appointment by a successor Warrant Agent with respect to the Warrants, (iv) adding to the covenants of the Company for the benefit of the Registered Holders or surrendering any right or power conferred upon the Company under this Warrant Agreement, or (viii) amending this Warrant Agreement and the Warrants in any manner that the Company may deem to be necessary or desirable and that will not adversely affect the interests of the Registered Holders in any material respect. All other modifications or amendments to this Warrant Agreement, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the written consent of the Registered Holders of a majority of the then outstanding Warrants. Notwithstanding the foregoing, the Company may extend the duration of the Exercise Period in accordance with Section 3.2 without such consent and an exchange offer made in respect of both the Public Warrants on the same terms will not constitute an amendment requiring consent of any Warrant Holder.

9.9

Severability. This Warrant Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

By:	/s/ Kuk Hyoun Hwang
Name: Kuk Hyoun Hwang
Title: Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Erika Young
Name: Erika Young
Title: Vice President

[Signature Page to Warrant Agreement]

Exhibit A

Form of Warrant

Exhibit 4.3

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE 1933 ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT OR ANY SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

[            ], 2023

W-[ ]	CUSIP 079174116

This is to Certify That, FOR VALUE RECEIVED, [                            ], or his, her or its assigns (“Holder”), is entitled to purchase, subject to the provisions of this Warrant, from BELLEVUE LIFE SCIENCES ACQUISITION CORP., Delaware corporation (the “Company”), [            ] fully paid, validly issued and nonassessable shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) at a price of $11.50 per share. The number of Shares to be received upon the exercise of this Warrant and the price to be paid for each Share may be adjusted from time to time as hereinafter set forth. The Shares deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Shares,” and the exercise price for a Share in effect at any time, as adjusted from time to time, is hereinafter sometimes referred to as the “Exercise Price.” This Warrant is pursuant and subject to the Warrant Agreement dated February 9, 2023 (the “Warrant Agreement”) between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agent”). A copy of the Warrant Agreement is available upon request to the Company.

(a)    EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time on or after the date 30 days after the consummation by the Company of its initial merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”) (as described more fully in the Registration Statement on Form S-1 (No. 333-264597) as filed with the Company, and terminating at 5:00 p.m., Eastern time on five years from the consummation of the Business Combination (the “Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the

Expiration Date; provided, however, that the Company will provide at least ten (10) days’ prior written notice of any such extension to registered holders of the Warrants and, provided further that any such extension shall be identical in duration among all the Warrants.

(1)    This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office with the Purchase Form annexed hereto (the “Purchase Form”) duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such Purchase Form (which may take the form of a “cashless exercise” pursuant to Section (a)(2) if so indicated in the Purchase Form).

(2)    The Holder shall pay the Exercise Price in immediately available funds; provided, however, that this Warrants may be exercised on a cashless basis at any time after notice of redemption shall have been given by the Company pursuant to Section (a)(2) and prior to the Redemption Date (as defined in Section 6.2 of the Warrant Agreement); provided that the Company may require the Holder to elect cashless exercise as set forth under this Section (a)(2) and the Holder must exercise this Warrant on a cashless basis if the Company so requires. In such event, the Holder shall satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y(A-B)/A

where

X = the number of Warrant Shares to be issued to the Holder.

Y = the total number of Warrant Shares with respect to which this Warrant is being exercised.

A = the Fair Market Value (as defined below) of one Share on the trading day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise.”

B = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, “Fair Market Value” means, for any security as of any date, the price determined by the first of the following clauses that applies: (a) if the Shares are then listed on a national securities exchange, the average reported last sale price of the Shares for the 10 trading days ending on the third trading day prior to the date of exercise, (b) if the Shares are quoted on the OTC Bulletin Board or the OTC Market, the average closing bid price on such market for the five most recently completed trading days, (c) if paragraphs (a) or (b) are not applicable, if an appraiser hired by the Company has provided a report on the fair market value of a Share within the 12-month period preceding the date on which Holder exercises this Warrant by means of a “cashless exercise,” the fair market value of a share of Shares as determined by such appraiser, or (d) if none of the foregoing is applicable, the price determined by the Board of Directors of the Company in good faith.

(b)    EFFECTIVE TIME OF EXERCISE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the Purchase Form has been delivered to the Company (the “Exercise Date”) as provided in Section (a). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section (c) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

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Notwithstanding the foregoing, if the Holder or any assignee does not enter into the Shareholders’ Agreement within three (3) business days of being requested to do so by the Company, then the exercise of this Warrant will be deemed to not have been effective and void ab initio and the Holder or any assignee shall return any securities received by them pursuant to Section (c) to the Company.

(c)    DELIVERY TO HOLDER.

(1)    As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within five (5) business days thereafter, the Company will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(A)    a certificate or certificates for the number of Warrant Shares to which such Holder shall be entitled, and

(B)    in case such exercise is in part only, a new warrant or warrants of like tenor, exercisable for in the aggregate the number of Shares equal (giving effect to any adjustment therein) to the number of Shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise.

(2)    To the extent permitted by law and except as provided in this Warrant, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

(d)    RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of Shares (as adjusted pursuant to the terms hereof) as shall be required for issuance and delivery upon exercise of this Warrant. The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be reasonably necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Shares may be listed.

(e)    FRACTIONAL SHARES. No fractional shares or scrips representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the fair market value of a Share.

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(f)    LOSS OR DESTRUCTION OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

(g)    RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

(h)    CERTAIN ADJUSTMENTS. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in Section 4 of the Warrant Agreement.

(1)    Notices of Changes in Warrant. Upon every adjustment of the Exercise Price or the number of shares issuable upon exercise of this Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1 – 4.5 of the Warrant Agreement, the Company shall give written notice to the Holder of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(2)    Notice of Certain Transactions. In the event that the Company shall (a) offer to holders of all its Common Stock rights to subscribe for or to purchase any securities convertible into Shares or shares of stock of any class or any other securities, rights or options, (b) issue any rights, options or warrants entitling all the holders of Common Stock to subscribe for Shares, or (c) make a tender offer, redemption offer or exchange offer with respect to the Common Stock, the Company shall send to the Holders a notice of such action or offer. Such notice shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of Shares and other property, if any, issuable upon exercise of this Warrant and the Exercise Price after giving effect to any adjustment pursuant to this Section (h) which would be required as a result of such action. Such notice shall be given as promptly as practicable after the Company has taken any such action.

(i)    NOTICES. Any notice or request hereunder shall be in writing and may be given only by, and shall be deemed to have been received upon: (a) registered or certified mail, return receipt requested, on the date on which such notice or request is received as indicated in such return receipt; (b) delivery by a nationally recognized overnight courier, one business day after deposit with such courier; or (c) email transmission upon electronic communication from the

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recipient acknowledging receipt (whether automatic or manual from recipient). In the case of the Company, such notices and communications shall be addressed to Bellevue Life Sciences Acquisition Corp., 10900 NE 4th Street, Suite 2300, Bellevue, WA 98004, Attn: Chief Financial Officer; Email: david.yoo@bellevuecm.com, unless the Company shall notify the Holder that notices and communications should be sent to a different address (or electronic mail address), in which case such notices and communications shall be sent to the address (or electronic mail address) specified by the Company. In the case of the Holder, such notices and communications shall be addressed to its address as set forth in the signature page hereto, unless the Holder shall notify the Company that notices and communications should be sent to a different address, in which case such notices and communications shall be sent to the address specified by the Holder.

(j)    NO NET-CASH SETTLEMENT. Except as otherwise provided herein, in no event will the Holder be entitled to receive a net-cash settlement or other consideration in lieu of physical settlement in securities.

(k)    MODIFICATION OF AGREEMENT. The provisions of this Warrant may from time to time be amended, modified or waived, by the Company and the holder of this Warrant.

(l)    CHARGES, TAXES AND EXPENSES. Issuance and delivery of a reasonable number of certificates representing Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

(m)    SUCCESSORS AND ASSIGNS. This Warrant may not be assigned by the Company without the written consent of the Holder except to a successor in the event of a Fundamental Transaction. The Holder may not transfer this Warrant prior to the closing of the Company’s initial business combination (as described in its initial public offering prospectus) (a “Business Combination”), except for transfers (i) among the Company’s initial stockholders or to the initial stockholders’ or the Company’s officers, directors, consultants or their affiliates, (ii) to a Holder’s stockholders or members upon the Holder’s liquidation, in each case if the Holder is an entity, (iii) by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the Holder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of a Business Combination, (vii) in connection with the consummation of a Business Combination by private sales at prices no greater than the price at which the Private Warrants were originally purchased, or (viii) in the event of the Company’s liquidation prior to its consummation of an initial Business Combination, in each case (except for clauses (vi) or (viii) or with the Company’s prior written consent) on the condition that prior to such registration for transfer, the Company shall be presented with written documentation pursuant to which each transferee or the trustee or legal guardian for such transferee agrees to be bound by the terms of this Warrant.

5

This Warrant shall be binding on and inure to the benefit of the parties hereto and the Company’s successors. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any person or entity other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder.

(n)    GOVERNING LAW.

THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS WARRANT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS WARRANT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED HEREIN OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO THE TERMS HEREOF (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date of this Warrant.

BELLEVUE LIFE SCIENCES ACQUISITION CORP.

By:
Name:
Title: Chief Financial Officer

Holder:

Accepted and Agreed:

[HOLDER]

By:
Name:
Title:

Address:

Email:

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PURCHASE FORM

Dated

(1)    The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing Shares of Bellevue Life Sciences Acquisition Corp. (or such number of Shares or other securities or property to which the undersigned is entitled in lieu thereof or in addition thereto under the provisions of the Warrant).

(2)

             (a) The undersigned hereby elects to make payment with the enclosed bank draft, certified check or money order payable to the Company in payment of the exercise price determined under, and on the terms specified in, the Warrant, or

             (b) The undersigned hereby elects to make payment on a cashless basis.

(3) The undersigned hereby irrevocably directs that the said shares be issued and delivered as follows:

Name(s) in Full	Address(es)	Number of Shares (net of any Shares used to exercise on a cashless basis	S.S. or IRS #

(4) If the Warrant was not exercised in full, please check the following:

The undersigned hereby irrevocably directs that any remaining portion of the warrant be issued and delivered as follows:

Name(s) in Full	Address(es)	Number of Shares	S.S. or IRS #

Signature of Holder

Print Name

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